Exhibit 99.1
On September 9, 2015, XPO Logistics, Inc. (“XPO” or the “Company”), entered into a definitive Agreement and Plan of Merger (the “Con-way Agreement”) with Con-way Inc. (“Con-way”) and Canada Merger Corp., a wholly owned subsidiary of XPO (“Merger Subsidiary). Pursuant to the terms of the Con-way Agreement, XPO caused Merger Subsidiary to commence a cash tender offer for all of Con-way’s outstanding shares of common stock, par value $0.625 per share, at a purchase price of $47.60 per share, net to the seller in cash, without interest (the “Con-way Transaction”). Pursuant to the terms of the Con-way Agreement, (i) all vested and unvested Con-way options and stock appreciation rights outstanding at the effective time of the merger were converted into an equivalent award of XPO with adjustments to maintain the economic attributes of such awards, and such awards continue to be subject to the same terms and conditions, (ii) all restricted stock awards outstanding at the effective time of the merger vested upon the consummation of the merger in accordance with their terms and received the merger consideration, (iii) all restricted stock units and performance share plan units outstanding at the effective time of the merger, (a) that were scheduled to vest on or prior to February 29, 2016, vested upon the consummation of the merger (with performance-based vesting conditions deemed satisfied at target) and received the merger consideration, and (b) that are scheduled to vest following February 29, 2016, have been converted into an equivalent award of XPO (with performance-based vesting conditions deemed satisfied at target) with adjustments to maintain the economic attributes of the awards, and otherwise continue to be subject to the same terms and conditions, and (iv) all phantom stock units have been deemed to be an obligation relating to shares of XPO common stock, and continue to be subject to the same terms and conditions. A copy of the Con-way Agreement was filed with the Form 8-K filed with the SEC on September 10, 2015. XPO completed its acquisition of Con-way pursuant to the terms of the Con-way Agreement on October 30, 2015. Headquartered in Ann Arbor, Michigan, Con-way was a Fortune 500 company with a transportation and logistics network of 582 locations and approximately 30,000 employees serving over 36,000 customers.
The fair value of the total consideration paid under the Con-way Agreement was $2,317.8 million, net of cash acquired of $437.3 million, consisting of $2,706.6 million of cash paid at the time of closing for the purchase of all of Con-way’s outstanding shares of common stock, par value $0.625 per share, at a purchase price of $47.60 per share, $17.6 million representing the portion of replacement equity awards attributable to pre-acquisition service, and a $30.9 million liability for the settlement of certain Con-way stock-based compensation awards.
On April 28, 2015, XPO entered into 1) a Share Purchase Agreement (the “ND Share Purchase Agreement”) relating to Norbert Dentressangle SA, a French société anonyme (“ND”), among Dentressangle Initiatives, a French société par actions simplifiée, Mr. Norbert Dentressangle, Mrs. Evelyne Dentressangle, Mr. Pierre-Henri Dentressangle, Ms. Marine Dentressangle and XPO and 2) a Tender Offer Agreement (the “ND Tender Offer Agreement” and, together with the ND Share Purchase Agreement, the “ND Transaction Agreements”) between XPO and ND. The ND Transaction Agreements provided for the acquisition of a majority stake in ND by XPO, followed by an all-cash simplified tender offer by XPO to acquire the remaining outstanding shares (the “ND Transaction”).
On June 8, 2015, pursuant to the terms and subject to the conditions of the ND Share Purchase Agreement, Dentressangle Initiatives, Mrs. Evelyne Dentressangle, Mr. Pierre-Henri Dentressangle and Ms. Marine Dentressangle (collectively, the “Sellers”) sold to XPO and XPO purchased from the Sellers (the “Share Purchase”), all of the ordinary shares of ND owned by the Sellers, representing a total of approximately 67% of the share capital of ND and all of the outstanding share subscription warrants granted by ND to employees, directors or other officers of ND and its affiliates. Total cash consideration paid for the majority interest in the share capital of ND and settlement of the warrants was €1,437.0 million, or $1,603.9 million, excluding acquired debt. Consideration included only the portion of the fair value of the warrants attributable to service performed prior to the acquisition date. The remaining balance was recorded as compensation expense in the post-combination period. In conjunction with the ND Share Purchase Agreement, the Company agreed to settle certain performance stock awards of ND. Similar to the warrants, the consideration of €11.8 million, or $13.2 million, included only the portion of the fair value attributable to service performed prior to the acquisition date with the balance recorded as compensation expense in the post-combination period. The performance share settlement will be paid in cash with 50% of the awards paid 18 months from the acquisition date and the remaining 50% paid in 36 months. Further, as a result of the acquisition, the Company repaid certain indebtedness and related interest rate swap liabilities of ND totaling €628.5 million, or $705.0 million.
On June 11, 2015, XPO filed with the French Autorité des Marchés Financiers (the “AMF”) a mandatory simplified cash offer (the “Tender Offer”) to purchase all of the outstanding ordinary shares of ND (other than the shares already owned by XPO) at a price of €217.50 per share. On June 23, 2015, the Company received the necessary approval from the AMF to launch the Tender Offer and the Tender Offer was launched on June 25, 2015. The Tender Offer remained open for a period of 16 trading days. As of March 31, 2016, the Company purchased 1,921,553 shares under the Tender Offer and acquired a total of approximately 86.25% of the share capital of ND. The total fair value of the consideration provided for the noncontrolling interest in ND at the acquisition date is €702.5 million, or $784.2 million, which is based on the quoted market price of ND shares on the acquisition date.
For purposes of these pro forma financial statements, the Company is assuming the shares purchased from the ND Sellers and under the ND Tender Offer occur at the same time. The pro forma financial statements assume that the Company owns 86.25% of the share capital of ND. If the Company purchases additional share capital of ND in the future, the results may be materially different than those presented within.
ND was a leading global provider of contract logistics, freight brokerage and transportation, and global forwarding services. ND’s service offering included contract logistics, e-fulfillment, freight brokerage, an asset-light palletized network, freight management, dedicated and owned truckload, and global freight forwarding. Copies of the ND Transaction Agreements were filed with the Form 8-K filed with the SEC on April 29, 2015.
The Con-way Transaction and ND Transaction are referred to as the “Transactions” below.
The following unaudited pro forma condensed combined financial statements and related notes combine the historical consolidated statements of operations of XPO, the statements of consolidated income of Con-way, and the consolidated income statements of ND.
For purposes of preparing the unaudited pro forma condensed combined financial statements for the year ended December 31, 2015, XPO has combined the XPO condensed consolidated statement of operations with Con-way’s statements of consolidated income for the 302 days ended October 29, 2015 and ND’s condensed consolidated income statement for the 158 days ended June 7, 2015. The results of Con-way and ND for the remainder of the year ended December 31, 2015 are included with XPO's historical results.
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2015 give effect to the Transactions as if they had occurred on January 1, 2015. The unaudited pro forma condensed combined statement of operations of XPO for the year ended December 31, 2015 was derived from its audited consolidated statements of operations for the year ended December 31, 2015 (as filed on Form 10-K with the SEC on February 29, 2016). The unaudited pro forma condensed combined statement of consolidated income of Con-way for the 302 days ended October 29, 2015 was derived from its unaudited consolidated financial statements for the 302 days ended October 29, 2015. The unaudited pro forma condensed combined income statement of ND for the 158 days ended June 7, 2015 was derived from its unaudited condensed consolidated financial statements for the 158 days ended June 7, 2015. A pro forma condensed combined balance sheet is not included in this filing, because an audited consolidated balance sheet as of December 31, 2015, subsequent to the acquisitions of ND and Con-way, is included in the Form 10-K filed with the SEC on February 29, 2016.
The historical consolidated financial information of XPO, the consolidated financial information of Con-way, and the consolidated financial information of ND have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the Transactions, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results. The pro forma events may not be indicative of actual events that would have occurred had the combined businesses been operating as a separate and independent business and may not be indicative of future events which may occur. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements.
The historical combined financial statements of ND have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). In certain respects generally accepted accounting principles in the United States (“U.S. GAAP”) differ from IFRS. The unaudited pro forma condensed combined financial statements reflect adjustments to present ND’s historical information under U.S. GAAP. The translations of the historical ND combined financial statements from Euro (€EUR) to U.S. Dollars ($USD) used in the preparation of these unaudited pro forma condensed combined financial statements are as follows:

•	ND’s condensed combined statement of operations for the 158 days ended June 7, 2015, translated to $USD using an average rate of $1.116 for the 158 days ended June 7, 2015.
The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not intended to represent or be indicative of what the combined company’s financial position or results of income actually would have been had the Transactions been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company. The unaudited pro forma condensed combined financial information does not include the impact of any revenue, cost or other operating synergies that may result from the Transactions.
For purposes of the pro forma financial statements, the Company funded the Con-way Transaction with proceeds from a $1.6 billion senior secured term loan credit agreement (the “Term Loan Facility”) with Morgan Stanley Senior Funding, Inc. (“MSSF”), as agent, and the lenders from time to time party thereto and cash on hand; thus, the unaudited pro forma condensed combined financial information reflects use of the proceeds from the Term Loan Facility.

XPO Logistics, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2015
(In millions, except per share data)

	XPO	Con-way	Pro Forma Adjustments		ND	Pro Forma Adjustments		Pro Forma Combined
	Historic	January 1, 2015 - October 29, 2015			January 1, 2015 - June 7, 2015
			2(a)		4(a)	5(a)
Revenue	$7,623.2	$4,658.2	$—		$2,552.1	$—		$14,833.5
Operating expenses
Cost of transportation and services	4,171.4	2,823.7	10.1	(1)	1,177.3	—		8,182.5
Direct operating expense	2,367.0	1,124.3	(4.0)	(1)(5)(6)(7)(8)(9)	1,081.4	4.7	(1)(2)(9)(10)(11)	4,573.4
Sales, general and administrative expense	1,113.4	491.5	(22.5)	(1)(5)(6)(10)(12)(13)	261.9	(35.9)	(1)(2)(8)(12)(13)	1,808.4
Goodwill impairment charge	—	62.7	—		—	—		62.7
Total operating expenses	7,651.8	4,502.2	(16.4)		2,520.6	(31.2)		14,627.0
Operating income (loss)	(28.6)	156.0	16.4		31.5	31.2		206.5
Other expense (income)	3.1	(1.3)	—		(0.5)	(9.7)	(13)	(8.4)
Foreign currency loss (gain)	34.1	2.7	—		(8.3)	—		28.5
Interest expense	216.7	45.0	83.0	(3)(4)(11)	27.5	34.9	(1)(5)(6)(7)	407.1
(Loss) income before income tax (benefit) provision	(282.5)	109.6	(66.6)		12.8	6.0		(220.7)
Income tax (benefit) provision	(90.9)	68.0	(20.3)	(2)	5.3	8.2	(3)	(29.7)
Net (loss) income	(191.6)	41.6	(46.3)		7.5	(2.2)		(191.0)
Preferred stock beneficial conversion charge	(52.0)	—	—		—	—		(52.0)
Cumulative preferred dividends	(2.8)	—	—		—	—		(2.8)
Net loss attributable to noncontrolling interests	0.5	—	—		0.4	0.9	(14)(15)	1.8
Net (loss) income attributable to common shareholders	$(245.9)	$41.6	$(46.3)		$7.9	$(1.3)		$(244.0)

Basic loss per share	$(2.65)							$(2.26)
Diluted loss per share	$(2.65)							$(2.26)

Weighted average common shares outstanding
Basic weighted average common shares outstanding	92.8					15.1	(4)	107.9
Diluted weighted average common shares outstanding	92.8					15.1	(4)	107.9
See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Data
(In millions, except share and per share amounts)
(1) Con-way Purchase Price
As of March 31, 2016, the purchase price allocation is preliminary and is based on information that is available to management at the time the consolidated financial statements were prepared. The most significant open items include the fair value of property and equipment, favorable and unfavorable leasehold assets and liabilities, definite-lived intangible assets, assumed liabilities and taxes. The total consideration of $2,317.8 consists of $2,706.6 of cash paid at the time of closing for the purchase of all of Con-way’s outstanding shares of common stock at a purchase price of $47.60 per share, $17.6 representing the portion of replacement equity awards attributable to pre-acquisition service, and a $30.9 liability for the settlement of certain Con-way stock-based compensation awards, net of cash acquired of $437.3.
The following represents the purchase price paid in tabular format:

Description
Cash consideration	$2,706.6
Liability for equity award settlement	30.9
Portion of replacement equity awards attributable to preacquisition service	17.6
Cash acquired	(437.3)
Estimated fair value of total consideration	$2,317.8
The following tables outlines the consideration transferred and purchase price allocation at the respective estimated fair values as of October 30, 2015. The final allocation of the purchase price will be determined at a later date and is dependent on a number of factors, including the final evaluation of the fair value of tangible and identifiable intangible assets acquired and liabilities assumed. Final adjustments, including increases or decreases to depreciation and amortization resulting from the allocation of the purchase price to amortizable tangible and intangible assets, may be material. Adjustments to the fair value of tangible and intangible assets acquired and liabilities assumed will impact the value of goodwill recognized in the Con-way Transaction, and the adjustment to goodwill may be material.

Description
Consideration	$2,317.8
Accounts receivable	670.1
Other current assets	129.9
Property and equipment	1,892.3
Trade name	5.6
Customer relationships	641.0
Other long-term assets	48.5
Accounts payable	(354.6)
Accrued expenses	(383.5)
Other current liabilities	(27.5)
Long-term debt	(640.6)
Deferred tax liabilities	(619.4)
Employee benefit obligations	(153.5)
Other long-term liabilities	(197.4)
Goodwill	$1,306.9
(2) Description of Con-way Pro Forma Adjustments, as presented for the 302 days ended October 29, 2015 in the year ended December 31, 2015 Unaudited Pro Forma Condensed Combined Statement of Operations

a.
Certain reclassifications have been made to the Con-way historical statements of consolidated income to conform to XPO presentation. Represents purchase price adjustments for the acquisition of Con-way as follows:

(1)
To record pro forma depreciation and amortization expense. Depreciation expense of $10.1, $0.9, and $0.6 was recorded in cost of transportation and services, direct operating expense, and sales, general and administrative expense for the 302 days ended October 29, 2015 unaudited pro forma condensed combined statement of operations on the portion of the purchase price allocated to property and equipment. Amortization expense of $38.7 was recorded in sales, general and administrative expense for the 302 days ended October 29, 2015 unaudited pro forma condensed combined statement of operations on the portion of the purchase price allocated to intangible assets. Historical amortization expense of Con-way’s identifiable intangible assets was $2.0 for the 302 days ended October 29, 2015. The pro forma adjustments reflect the incremental increases to depreciation and amortization expense. Pro forma depreciation and amortization is calculated as follows:

	Preliminary Fair Value	Estimated Weighted Average Life (years)	Estimated Depreciation / Amortization (a)
			For the 302 days ended October 29, 2015
Customer relationships	$641.0	15.8	$34.4
Trade name	5.6	1.2	4.3
	$646.6		$38.7

Fair value adjustment to property and equipment	$184.7	7.6	$11.6

Total depreciation and amortization expense			$50.3

(a)
Customer relationships are amortized on an accelerated basis over the period of economic benefit based on the estimated cash flows attributable to the related intangible asset or on a straight-line basis over the useful lives of the related intangible asset. Trade names are amortized on an accelerated basis over the period of economic benefit based on the estimated cash flows attributable to the related intangible assets.

(2)
Represents the income tax effect of the pro forma adjustments calculated using an estimated weighted-average statutory tax rate of 38.3% for Con-way (i.e., the United States statutory income tax rate of 35.0% plus an estimated blended state income tax rate of 3.3%).

(3)
To remove historic amortization of deferred financing costs eliminated in purchase accounting of $1.7 for the 302 days ended October 29, 2015 unaudited pro forma condensed combined statement of operations.

(4)
To record interest expense related to the Term Loan Facility debt issuance by XPO and amortization of the respective debt issuance costs and bond discount of $78.5 for the 302 days ended October 29, 2015 unaudited pro forma condensed combined statement of operations. The pro forma adjustments assume an interest rate on the debt of 5.50%.

(5)
As part of the Con-way Transaction, replacement XPO stock compensation awards were issued for certain Con-way stock compensation awards with adjustments to maintain the economic attributes of the awards. Stock compensation expense for the XPO replacement awards was $6.9 for the 302 days ended October 29, 2015. Also as part of the Con-way Transaction, Con-way management entered into new employment agreements with XPO which provide for stock compensation. Based on the contractual nature of the agreements, the adjustments reflect the change in stock compensation expense under each arrangement. The new arrangements consist of fully vested shares of XPO common stock, subject to lock-up provisions on the ability of the seller to sell the shares within defined timeframes. Compensation expense recorded in accordance with the new agreements was $1.3 for the 302 days ended October 29, 2015 in the unaudited pro forma condensed combined statement of operations.
Con-way had historic stock compensation expense of $12.4 for the 302 days ended October 29, 2015, with $0.3 and $12.1 recorded in direct operating expense and sales, general and administrative expense, respectively. The pro forma adjustments show the respective net decrease to stock compensation expense of $4.2 for the 302 days ended October 29, 2015 unaudited pro forma condensed combined statement of operations.

(6)
To remove historic amortization of the deferred rent liability eliminated in purchase accounting of $(1.1) for the 302 days ended October 29, 2015 unaudited pro forma condensed combined statement of operations. $(0.8) and $(0.3) was recorded in direct operating expense and sales, general and administrative expense, respectively.

(7)
To remove historic amortization of the deferred gain on sale leaseback transactions eliminated in purchase accounting of $0.8 for the 302 days ended October 29, 2015 unaudited pro forma condensed combined statement of operations.

(8)
To remove amortization of the deferred contract costs eliminated in purchase accounting of $(2.0) for the 302 days ended October 29, 2015 unaudited pro forma condensed combined statement of operations.

(9)
To record net amortization of acquired unfavorable leasehold interests recorded in purchase accounting of $(2.6) for the 302 days ended October 29, 2015 unaudited pro forma condensed combined statement of operations.

(10)
Actuarial losses and prior service credits were included in Con-way’s accumulated other comprehensive loss component of equity and were amortized into Con-way’s statement of consolidated income based on service period assumptions. Because Con-way’s equity, including accumulated other comprehensive loss, was eliminated in the opening balance sheet, the related amortization of actuarial losses and prior service cost of $10.5 for the 302 days ended October 29, 2015 was eliminated in the unaudited pro forma condensed combined statement of operations.

(11)
Con-way’s $300.0 Senior Debentures due 2034 and $425.0 Senior Notes due 2018 were assumed by XPO with an adjustment made to record them at fair value in purchase accounting. Represents amortization of the fair value adjustment of $6.3 for the 302 days ended October 29, 2015 unaudited pro forma condensed combined statement of operations. Historic debt discount amortization on Con-way’s Senior Debentures due 2034 of $(0.1) for the 302 days ended October 29, 2015 unaudited pro forma condensed combined statement of operations was eliminated in purchase accounting.

(12)
Represents the removal of $23.7 for the 302 days ended October 29, 2015 unaudited pro forma condensed combined statement of operations of non-recurring deal costs incurred by Con-way in conjunction with the Con-way Transaction.

(13)
Represents the removal of $21.4 for the 302 days ended October 29, 2015 unaudited pro forma condensed combined statement of operations of non-recurring deal costs incurred by XPO in conjunction with the Con-way Transaction.

(3) ND Purchase Price
On June 8, 2015, pursuant to the terms and subject to the conditions of the ND Share Purchase Agreement, the Sellers sold to XPO and XPO purchased from the Sellers (the “Share Purchase”), all of the ordinary shares of ND owned by the Sellers, representing a total of approximately 67% of the share capital of ND and all of the outstanding share subscription warrants granted by ND to employees, directors or other officers of ND and its affiliates. Total cash consideration paid for the majority interest in the share capital of ND and settlement of the warrants was €1,437.0, or $1,603.9, excluding acquired debt. Consideration included only the portion of the fair value of the warrants attributable to service performed prior to the acquisition date. The remaining balance was recorded as compensation expense in the post-combination period. In conjunction with the ND Share Purchase Agreement, the Company agreed to settle certain performance stock awards of ND. Similar to the warrants, the consideration of €11.8, or $13.2, included only the portion of the fair value attributable to service performed prior to the acquisition date with the balance recorded as compensation expense in the post-combination period. The performance share settlement will be paid in cash with 50% of the awards paid 18 months from the acquisition date and the remaining 50% paid in 36 months. Further, as a result of the acquisition, the Company repaid certain indebtedness and related interest rate swap liabilities of ND totaling €628.5, or $705.0.
On June 11, 2015, XPO filed with the French AMF the Tender Offer to purchase all of the outstanding ordinary shares of ND (other than the shares already owned by XPO) at a price of €217.50 per share. On June 23, 2015, the Company received the necessary approval from the AMF to launch the Tender Offer and the Tender Offer was launched on June 25, 2015. The Tender Offer remained open for a period of 16 trading days. As of March 31, 2016, the Company purchased 1,921,553 shares under the Tender Offer and acquired a total of approximately 86.25% of the share capital of ND. The total fair value of the consideration provided for the noncontrolling interest in ND at the acquisition date is €702.5, or $784.2, which is based on the quoted market price of ND shares on the acquisition date.

Total consideration is summarized in the table below in €EUR and $USD:

Description	In EUR	In USD
Cash consideration	€1,437.0	$1,603.9
Liability for performance share settlement	11.8	13.2
Repayment of indebtedness	628.5	705.0
Cash consideration for noncontrolling interest	702.5	784.2
Cash acquired	(134.6)	(151.0)
Estimated fair value of total consideration	€2,645.2	$2,955.3
As of March 31, 2016, the most significant open items related to the purchase price allocation include the fair value of property and equipment, favorable and unfavorable leasehold assets and liabilities, definite-lived intangible assets, assumed liabilities and taxes. For illustrative purposes the allocation of the purchase price to the fair value of ND’s net assets acquired at the acquisition date of June 8, 2015 is presented as follows:

Description
Consideration	$2,955.3
Accounts receivable	1,060.4
Other current assets	350.1
Deferred tax assets	27.2
Property and equipment	730.7
Trade name covenants	40.0
Non-compete agreements	5.6
Customer relationships	827.0
Other long-term assets	63.6
Accounts payable	(804.1)
Accrued expenses	(422.8)
Other current liabilities	(164.6)
Long-term debt	(643.4)
Deferred tax liabilities	(245.5)
Employee benefit obligations	(142.3)
Other long-term liabilities	(148.8)
Noncontrolling interests	(37.2)
Goodwill	$2,459.4

(4) ND Historical Income Statement Translated to U.S. Dollars

a.
ND’s consolidated income statement for the 158 days ended June 7, 2015 is presented below in €EUR and $USD in millions. ND’s consolidated income statement for the 158 days ended June 7, 2015 was translated to $USD using average rates of $1.116. Certain reclassifications have been made to the ND historical income statement to conform to XPO presentation.

	For the 158 Days Ended June 7, 2015
	€EUR	$USD
Revenue	€2,286.8	$2,552.1
Operating expenses
Cost of transportation and services	1,054.9	1,177.3
Direct operating expense	969.0	1,081.4
Sales, general and administrative expense	234.7	261.9
Total operating expenses	2,258.6	2,520.6
Operating income	28.2	31.5
Other income	(0.4)	(0.5)
Foreign currency gain	(7.4)	(8.3)
Interest expense	24.6	27.5
Income before income tax provision	11.4	12.8
Income tax provision	4.7	5.3
Net income	6.7	7.5
Non-controlling interests	0.4	0.4
Net income available to common shareholders	€7.1	$7.9
(5) Description of ND Pro Forma Adjustments, as presented for the 158 days ended June 7, 2015 in the year ended December 31, 2015 Unaudited Pro Forma Condensed Combined Statement of Operations

a.	Represents certain adjustments to convert ND financial statements to U.S. GAAP and purchase price adjustments for the acquisition of ND as follows:

(1)
To reclassify interest costs of ND’s defined benefit pension plans of $1.3 for the 158 days ended June 7, 2015 unaudited pro forma condensed combined statement of operations from interest expense to direct operating expense and sales, general and administrative expense in accordance with U.S. GAAP. $0.9 was reclassified to direct operating expense and $0.4 was reclassified to sales, general and administrative expense based on the geography of the related personnel costs.

(2)
To record pro forma depreciation and amortization expense. Depreciation expense of $5.7 was recorded in direct operating expense for the 158 days ended June 7, 2015 unaudited pro forma condensed combined statement of operations on the portion of the purchase price allocated to property and equipment. Historical depreciation expense related to ND’s proprietary technology was $0.2 for the 158 days ended June 7, 2015. Amortization expense of $51.3 was recorded in sales, general and administrative expense for the 158 days ended June 7, 2015 unaudited pro forma condensed combined statement of operations on the portion of the purchase price allocated to intangible assets. Historical amortization expense of ND’s identifiable intangible assets was $13.0 for the 158 days ended June 7, 2015. The pro forma adjustments reflect the incremental increases to depreciation and amortization expense. Pro forma depreciation and amortization is calculated as follows:

	Preliminary Fair Value	Estimated Weighted Average Life (years)	Estimated Depreciation / Amortization (a)
			For the 158 days ended June 7, 2015
Customer relationships	$827.0	13.0	$34.4
Trade name covenants	40.0	3.0	15.7
Non-compete agreements	5.6	2.0	1.2
	$872.6		$51.3

Technology	$25.9	4.0	$2.7
Fair value adjustment to property and equipment	61.0	8.4	3.0
	$86.9		$5.7

Total depreciation and amortization expense			$57.0

(a)
Customer relationships are amortized on an accelerated basis over the period of economic benefit based on the estimated cash flows attributable to the related intangible asset or on a straight-line basis over the useful lives of the related intangible asset. Trade name covenants are amortized on an accelerated basis over the period of economic benefit based on the estimated cash flows attributable to the related intangible assets. Non-compete agreements are amortized on a straight-line basis over the useful lives of the related intangible asset.

(3)	Represents the income tax effect of the pro forma adjustments calculated using an estimated weighted-average statutory tax rate of 28.5% for ND.
(4)
Represents the adjustment to basic and diluted weighted average shares outstanding for the effect of 15,499,445 shares of the Company’s common stock, par value $0.001 per share (the “Company Common Stock”), issued and sold on June 3, 2015 used to fund a portion of the purchase price of ND. Also on June 3, 2015, the Company issued and sold 562,525 shares of the Company’s Series C Convertible Perpetual Preferred Stock (the “Purchased Preferred Stock”) to fund a portion of the purchase price of ND. On September 8, 2015, after approval by the Company’s stockholders, the Purchased Preferred Stock was mandatorily converted into an aggregate of 12,500,546 additional shares of Company Common Stock. An adjustment to basic and diluted weighted average shares outstanding was recorded for the effect of the Purchased Preferred Stock converted to Company Common Stock.

(5)
To remove historic interest expense related to the corporate bank debt repaid and interest rate swaps settled as part of the ND Transaction and the amortization of deferred financing costs eliminated in purchase accounting of $30.6 for the 158 days ended June 7, 2015 unaudited pro forma condensed combined statement of operations.

(6)
To record interest expense related to the February 2015 issuance of $400.0 aggregate principal amount of Senior Notes due 2019 used to fund a portion of the ND Transaction purchase price and the amortization of debt issuance costs and bond premium related to the $400.0 Senior Notes due 2019 of $5.0 for the 158 days ended June 7, 2015 unaudited pro forma condensed combined statement of operations.

(7)
To record interest expense related to the June 2015 issuance of $1,600.0 aggregate principal amount of 6.5% fixed rate Senior Notes due 2022 and €500.0 Euro-denominated aggregate principal amount of 5.75% fixed rate Senior Notes due 2021 of $61.8 for the 158 days ended June 7, 2015 unaudited pro forma condensed combined statement of operations.

(8)
As part of the ND Transaction, ND management entered into new employment agreements with XPO which provide for stock compensation. Based on the contractual nature of the agreements, the adjustments reflect the change in stock compensation expense under each arrangement. The new arrangements include service and performance-based conditions. No stock compensation expense was recorded for the new agreements for the 158 days ended June 7, 2015 as satisfaction of the performance-based conditions are not considered probable at this time. ND had historic stock compensation and warrant expense of $8.4 for the 158 days ended June 7, 2015. The pro forma adjustments show the respective net decrease to stock compensation expense of $8.4 for the 158 days ended June 7, 2015 unaudited pro forma condensed combined statement of operations.

(9)
To remove historic amortization of the deferred rent liability eliminated in purchase accounting of $1.2 for the 158 days ended June 7, 2015 unaudited pro forma condensed combined statement of operations.

(10)
To record net amortization of acquired unfavorable leasehold interests recorded in purchase accounting of $(2.1) for the 158 days ended June 7, 2015 unaudited pro forma condensed combined statement of operations.

(11)	To remove amortization of the deferred contract costs eliminated in purchase accounting of $(0.8) for the 158 days ended June 7, 2015 unaudited pro forma condensed combined statement of operations.
(12)
Represents the removal of $14.3 for the 158 days ended June 7, 2015 unaudited pro forma condensed combined statement of operations of non-recurring deal costs incurred by ND in conjunction with the ND Transaction.

(13)
Represents the removal of $61.6 for the 158 days ended June 7, 2015 unaudited pro forma condensed combined statement of operations of non-recurring deal costs incurred by XPO in conjunction with the ND Transaction. Expense of $51.9 was recorded in sales, general and administrative expense and expense of $9.7 was recorded in other expense for the 158 days ended June 7, 2015 unaudited pro forma condensed combined statement of operations.

(14)
Represents the impact to noncontrolling interests of the Company’s ownership of 86.25% of the share capital of ND. The adjustment reflects an adjustment of $1.1 for the 158 days ended June 7, 2015 unaudited pro forma condensed combined statement of operations for the 13.75% assumed to not be owned by XPO.

(15)
Represents the impact of certain pro forma adjustments on net income attributable to noncontrolling interests of $2.0 for the 158 days ended June 7, 2015 unaudited pro forma condensed combined statement of operations.